Exhibit 99.2

CorMedix Therapeutics announces leadership and board updates

Berkeley Heights, NJ – January 8, 2026 – CorMedix Therapeutics (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, today announced an addition to its executive leadership team and updates to its Board of Directors. CorMedix CEO Joseph Todisco has signed an extended employment contract, reaffirming his long-term commitment to the organization. In addition to his role as CEO, Mr. Todisco will also assume the role of Chairman of the Board of Directors, succeeding Myron Kaplan. Mr. Kaplan will transition into a newly created board position of Lead Independent Director.

“Under the leadership of Mr. Todisco, CorMedix has evolved from a single product, development stage company into a multi-product, diversified commercial operation with positive cashflow and a strong pipeline,” says former Chairman and new Lead Independent Director, Myron Kaplan. “His succession to Chairman strengthens CorMedix Therapeutics and best positions the company for future success.”

CorMedix is also pleased to announce the appointment of Mr. Mike Seckler to the role of EVP & Chief Commercial Officer. Mr. Seckler joins CorMedix with a wealth of experience across multiple therapeutic areas including hematology and oncology, and most recently served as CEO of Evome Medical Technologies Inc. Mr. Seckler’s previous experience includes roles as COO of FerGene Inc., a Blackstone Life Sciences and Ferring Pharmaceuticals joint partnership gene therapy company, as well as head of Global Marketing and Corporate Communications for Ferring International.

Joseph Todisco, CEO of CorMedix, commented, “I’m excited to announce the addition of Mike Seckler to our leadership team as Chief Commercial Officer. As CorMedix Therapeutics now has commercial and pipeline products spanning multiple therapeutic areas, his deep experience as a commercial leader will provide critical expertise as we look to increase our base business as well as prepare for new launches. I’m also honored to assume the role of Chairman of the Board of Directors from Myron Kaplan, and I am sincerely grateful for his mentorship and guidance over these past few years. With a strong leadership team in place, I am excited about the future for CorMedix Therapeutics.”

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. CorMedix is commercializing DefenCath® (taurolidine and heparin) for the prevention of catheter-related bloodstream infections in adult patients undergoing hemodialysis via a central venous catheter. Following its August 2025 acquisition of Melinta Therapeutics LLC, CorMedix is also commercializing a portfolio of anti-infective products, including MINOCIN® (minocycline) for Injection, REZZAYO® (rezafungin), VABOMERE® (meropenem and vaborbactam), ORBACTIV™ (oritavancin), BAXDELA® (delafloxacin), and KIMYRSA® (oritavancin), as well as TOPROL-XL® (metoprolol succinate).

CorMedix has ongoing clinical studies for DefenCath in Total Parenteral Nutrition (TPN) and Pediatric Hemodialysis populations and also intends to develop DefenCath as a catheter lock solution for use in other patient populations. REZZAYO is currently approved for the treatment of candidemia and invasive candidiasis in adults, with an ongoing Phase III study for the prophylaxis of IFD in adult patients undergoing allogeneic BMT. Topline results of the Phase III study for REZZAYO are expected in Q2 2026. For more information visit: www.cormedix.com or www.melinta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial guidance, sales estimates, synergy estimates and timing, expectations and timing regarding clinical studies and development and expectations of CorMedix’s product pipeline, results of the real-world study, expectations regarding implementation and perceived benefits of CorMedix’s products. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry
Managing Director
LifeSci Advisors

daniel@lifesciadvisors.com
(617) 430-7576